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                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8 #33-49886) pertaining to the 1992 Long Term Compensation Plan, in the Registration Statement (Form S-8 #333-26409) pertaining to the 1994 Long Term Compensation Plan and 1997 Stock Option Plan for Outside Directors, in the Registration Statement (Form S-8 #33-84558) pertaining to the Kohl's Corporation Employee Savings Plan, in the Registration Statement (Form S-3 #33-80323) pertaining to the Debt Offering and in the Registration Statement (Form S-3 #333-4398) pertaining to the Liquid Yield Option Subordinated Notes of Kohl's Corporation of our report dated March 9, 2001, except for note 12, as to which the date is March 16, 2001, with respect to the consolidated financial statements and schedule of Kohl's Corporation included in this Annual Report (Form 10-K) for the year ended February 3, 2001.

                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin
April 13, 2001